EXHIBIT 21.1

SUBSIDIARIES OF SYNOPSYS, INC.

Name	Jurisdiction of Incorporation
Abigail (UK) Ltd.	United Kingdom
Alarity Corporation	Delaware
Alarity SPb	Russia
ARC Cores Ltd.	United Kingdom
ARC International (UK) Ltd.	United Kingdom
ARC International Cambridge Ltd.	United Kingdom
ARC International I.P., Inc	Delaware
ARC International Intellectual Property, Inc	California
ARC International Israel	Israel
ARC International Limited	United Kingdom
ARC International Nashua, Inc	New Hampshire
ARC International Nova Scotia	Canada
ARC International Nova Scotia Holdings Ltd.	Canada
ARC International Overseas Holdings Ltd.	United Kingdom
ARC International Software Stacks	Canada
ARC International U.S. Holdings, Inc.	Delaware
ArchPro Design Automation (India) Pvt. Ltd.	India
ArchPro Design Automation, Inc.	Delaware
Atlantic Acqco, LDA	Portugal
Avant! LLC	Delaware
Chipidea Microelectronica, Limitada	Macau
Chipidea Microelectronics Co. Ltd.	China
Chipidea Semiconductors N.V.(in liquidation)	Belgium
CoWare India Pty Ltd	India
CoWare LLC	Delaware
CoWare Strategic Corporation	Delaware
Extreme DA LLC	Delaware
Extreme Design Automation Software (India) Private Limited	India
Gemini Design Technology LLC	Delaware
HPL International, Ltd.	Cayman Islands
HPL Technologies Private Ltd.	India
In Chip Systems, Inc.	California
Ingot Systems, Inc.	California
Ingot Systems Private Limited	India
LisaTek, Inc.	Delaware
Maude Avenue Land Corporation	Delaware
Nassda Corporation	Delaware
Nassda International Corporation	California
Nihon Synopsys G.K.	Japan
Optical Research Associates LLC	California
S.N.P.S. Israel Limited	Israel
Sandwork Design, Inc.	California
SNPS Belgium NV	Belgium
SNPS Portugal Lda	Portugal
Sonic Focus Inc.	California
Synopsys (Beijing) Company Limited	China
Synopsys (India) EDA Software Private Limited	India
Synopsys (India) Private Limited	India

Name	Jurisdiction of Incorporation
Synopsys (Northern Europe) Limited	United Kingdom
Synopsys (Shanghai) Co., Ltd.	China
Synopsys (Singapore) Pte. Limited	Singapore
Synopsys Arastirma Gelistirme Limited Sirketi	Turkey
Synopsys Armenia CJSC	Armenia
Synopsys Australia Pty Limited	Australia
Synopsys Canada Holdings ULC	Canada
Synopsys Canada ULC	Canada
Synopsys Chile Limitada	Chile
Synopsys China Holdings, Ltd.	Bermuda
Synopsys Denmark ApS	Denmark
Synopsys Finland OY	Finland
Synopsys Global Kft.	Hungary
Synopsys GmbH	Germany
Synopsys Hardware Platforms Group AB	Sweden
Synopsys International Holdings Inc.	Delaware
Synopsys International Inc. (FSC)	Barbados
Synopsys International Limited	Ireland
Synopsys International Old Limited	Ireland
Synopsys International Services, Inc.	Delaware
Synopsys Ireland Limited	Ireland
Synopsys Italia S.r.l.	Italy
Synopsys Korea, Inc.	Korea
Synopsys Ltd.	Russia
Synopsys Netherlands BV	Netherlands
Synopsys Poland Sp.z.o.o.	Poland
Synopsys SARL	France
Synopsys Scandinavia AB	Sweden
Synopsys Switzerland LLC	Switzerland
Synopsys Taiwan Limited	Taiwan
Synopsys Technologies Holding LLC	Delaware
Synplicity International, Inc.	California
Synplicity Israel, Ltd	Israel
Synplicity LLC	California
TeraRoute LLC	Arizona
VaST Systems Technology International LLC	Delaware
VaST Systems Technology LLC	Delaware
Virage Logic International	California
Virage Logic International Limited	Israel
Virage Logic LLC	Delaware
VL BV	The Netherlands
VL CV	The Netherlands
ZeroSoft LLC	Delaware